UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2008

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary of Giovanni Barbarossa

On August 18, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Avanex Corporation (the “Company”) approved an increase in the salary of Dr. Giovanni Barbarossa in his role as the Company’s Interim Chief Executive Officer of $100,000. Such increase is to be paid for the duration of the period in which Dr. Barbarossa serves as the Company’s Interim Chief Executive Officer and is to be paid retroactive to the effective date of Dr. Barbarossa’s appointment as the Company’s Interim Chief Executive Officer on July 7, 2008.

Adoption of Employee Retention Program and RSU Grants to Certain Executive Officers

The Committee also approved, effective August 18, 2008, an Employee Retention Program (the “Program”) under the Company’s 1998 Stock Plan, pursuant to which the Committee granted Restricted Stock Units (“RSUs”) to certain employees of the Company, one-half of which shall vest one year after the grant date and one-half of which shall vest two years after the grant date. The vesting of such RSUs may be accelerated in specified circumstances.

The form of agreement for the RSUs granted under the Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

RSU Grants to Certain Executive Officers under the Employee Retention Program

Pursuant to the Program, the Committee granted RSUs to the following executive officers of the Company in the following amounts:

Executive Officer	Title	No. of RSUs Granted
Giovanni Barbarossa	Interim CEO	42,000
Bradley Kolb	Senior Vice President of Operations	28,000
Scott Parker	Senior Vice President of Sales	28,000

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement under Employee Retention Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ GIOVANNI BARBAROSSA
Giovanni Barbarossa
Interim Chief Executive Officer

Date: August 22, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement under Employee Retention Program.